UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip code)

(281) 646-5200
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Election of Director.

Appointment of Sharen J. Turney to Board of Directors

Effective August 5, 2021, the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the "Company") increased the size of the Board by one director (to a total size of nine directors) and filled the resulting vacancy created by such increase by appointing Sharen J. Turney, 64, as an independent Class II director. Ms. Turney will hold office until the date of the Company’s 2022 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Turney will serve on the Compensation and Nominating and Governance Committees.

Ms. Turney served as the Chief Executive Officer of Russia-based denim brand Gloria Jeans from November 2018 until November 2019. She served as President and Chief Executive Officer of Victoria’s Secret, a division of L Brands, Inc., from July 2006 until February 2016, and as President and Chief Executive Officer of Victoria’s Secret Direct, from May 2000 until July 2006. Prior to that, Ms. Turney spent 10 years in various executive roles, including President and Chief Executive Officer of Neiman Marcus Direct, the direct marketing division of Neiman Marcus Group. Ms. Turney has also served as an advisor to several retailers and technology companies.

Currently, Ms. Turney serves on the Board of Directors of Alliance Data Systems Corp., including on its Nominating and Governance Committee and as Chair of its Compensation Committee. Previously, Ms. Turney spent two years on the Board of Directors of Sweden-based designer sock and underwear brand Happy Socks AB, seven years on the Board of Directors of M/I Homes, Inc., and two years on the Board of Directors of FULLBEAUTY Brands. Additionally, Ms. Turney serves as a Director of the University of Oklahoma Foundation, including on its Investment Committee, and served as a Director of Nationwide Children’s Hospital, Inc., including as Chairman of the Board of its Research Institute. Ms. Turney received her bachelor’s degree from the University of Oklahoma and serves on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania.

The Board selected Ms. Turney because of her prior board and executive leadership roles, extensive digital/e-commerce, marketing, operations, financial skills, and her experience as both a retailer and vendor serving the retail community.

The Board has determined that Ms. Turney qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Section 10C-1(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Turney was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Turney has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Turney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for her service on the Board, Ms. Turney will receive the Company's standard compensation for non-employee directors as disclosed in the Company's 2021 proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on April 23, 2021.

The Company and Ms. Turney will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.37 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 23, 2020.

Item 7.01    Regulation FD Disclosure.

On August 5, 2021, the Company issued a press release announcing Ms. Turney's appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 5, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: August 5, 2021	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary